EX-35 (c)
(logo) CHASE


SERVICER COMPLIANCE STATEMENT


RE: Bank of America Funding 2006-6 Trust (BAFC 2006-6): The Pooling and Servicing Agreement by and among U.S. Bank, NA as Assignee, Bank of America as Assignor, CitiMortgage Inc. as Master Servicer (the "Agreement")


The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as Servicer (the "Servicer") pursuant to the Bank of America Funding 2006-6 Trust (BAFC 2006-6) (The "Agreement"), does hereby certify that:


     (1) A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.


Date: 02/28/2007


JPMorgan Chase Bank,
National Association,
as Servicer
By:/s/ David Lowman
Name:  David Lowman
Title: Executive Vice President